Exhibit 23.3



INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES


To the Board of Directors and Stockholders of Saucony, Inc.
Peabody, MA

We consent to the use in this Registration Statement (relating to 250,000 shares of Class A Common Stock and 1,750,000 shares of Class B Common Stock) of Saucony, Inc. on Form S-8 of our report dated February 13, 2003 (March 11, 2003 as to Note 22), relating to the consolidated financial statements of Saucony, Inc. as of and for the year ended January 3, 2003 (which report expresses an unqualified opinion and includes explanatory paragraphs concerning the change in the year ended January 3, 2003 in the method of accounting for goodwill and intangible assets and to the application of procedures relating to certain disclosures of financial statement amounts related to the January 4, 2002 consolidated financial statements that were audited by other auditors who have ceased operations), appearing in this Registration Statement.

Our audits of the financial statements referred to in our aforementioned report also included the January 3, 2003 financial statement schedule of Saucony, Inc., listed in Item 15(a)2. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such January 3, 2003 financial statement schedule, when considered in relation to the January 3, 2003 basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein. The financial statement schedule for the year ended January 4 2002 was audited by other auditors who have ceased operations. Those auditors expressed an opinion, in their report dated February 14, 2002, that such January 4, 2002 financial statement schedule, when considered in relation to the January 4, 2002 basic financial statements taken as a whole (prior to the disclosures referred to above), presented fairly, in all material respects, the information set forth therein. The financial statement schedule for the year ended January 5, 2001 was audited by other auditors, whose report, dated February 26, 2001, expressed an unqualified opinion on those statements and financial statement schedule.




/s/ Deloitte & Touche, LLP

DELOITTE & TOUCHE LLP

Boston, Massachusetts
June 4, 2003